                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ADVOCAT INC.
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                                                62-1559667
-----------------------                                   ----------------------
(State of Incorporation                                     (I.R.S. Employer
    or Organization)                                      Identification Number)


      277 Mallory Station Road
      Suite 130, Franklin, TN                                        37067
----------------------------------------                        ----------------
(Address of Principal Executive Offices)                           (Zip Code)


If this Form relates to the                If this Form relates to the
registration of a class of debt            registration of a class of debt
securities and is effective upon filing    securities and is to become effective
pursuant to General                        simultaneously with the
Instruction A(c)(1) please check           effectiveness of a concurrent
this box.                  [ ]             registration statement under the
                                           Securities Act of 1933 pursuant to
                                           General Instruction A(c)(2) please
                                           check the following box.         [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED
-------------------                        ------------------------------
Preferred Stock Purchase Rights            New York Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None.



                             Exhibit Index on Page 2

Item 1. Description of Registrant's Securities to be Registered.

         Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by Advocat, Inc. (the "Company") on March 29, 1995 (the "Form 8-A"). The Form 8-A relates to the Rights Agreement dated as of March 13, 1995 (the "Original Rights Agreement"), by and between the Company and Third National Bank in Nashville, as Rights Agent. The From 8-A is incorporated herein by reference.

         On November 9, 1998, the Company's Board of Directors authorized an amendment to the Original Rights Agreement (as amended and restated, the "Amended and Restated Rights Agreement"), a copy of which is attached hereto as
Exhibit 1 and incorporated herein by reference.


         In the Amended and Restated Rights Agreement, the Company has eliminated the requirement that Continuing Directors (as defined in the Original Rights Agreement) approve certain actions. The Company hereby amends Items 1 and 2 to the Form 8-A so as to eliminate the requirement that Continuing Directors approve certain actions.

         The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.

Item 2.  Exhibits

Exhibit 1. Amended and Restated Rights Agreement, dated December 4, 1998, by and between Advocat, Inc. and Third National Bank in Nashville as Rights Agent.

SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 7, 1998                ADVOCAT, INC.


                                        By:  /s/ Mary Margaret Hamlett
                                             -----------------------------------
                                             Mary Margaret Hamlett
                                             Executive Vice President and
                                             Chief Financial Officer